Exhibit 99.1

Covidien Reports Second-Quarter 2008 Results

•	Second-quarter net sales up 10%, led by double-digit increases for Medical Devices and Imaging Solutions

•	Second-quarter diluted GAAP earnings per share from continuing operations were $0.49; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.66

•	Fiscal 2008 sales guidance raised

HAMILTON, Bermuda – May 6, 2008 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the second quarter of fiscal 2008 (January – March 2008). Second-quarter net sales rose 10% to $2.4 billion from $2.2 billion a year ago, fueled by strong growth in the Medical Devices and Imaging Solutions business segments. Sales growth was driven by higher volume and new products. Favorable foreign exchange contributed 5 percentage points to the sales increase. International markets, paced by Europe, Other Americas and Japan, generated strong double-digit sales gains.

Second-quarter gross margin of 52.4% was up 1 percentage point from that of the prior year. This substantial improvement reflected positive mix in our established business and favorable foreign exchange.

Selling, general and administrative expenses were significantly higher than in the second quarter of last year. The increase was attributable to planned growth in selling and marketing investments, foreign exchange and higher administrative costs. Research and Development (R&D) expense in the quarter was up 19% over the prior year and represented 3.1% of sales.

For the second quarter, the Company reported operating income of $405 million, versus $484 million a year ago. Excluding restructuring and asset impairment charges and charges for Covidien’s portion of a Tyco International shareholder settlement, adjusted operating income was $500 million in the second quarter of 2008, versus $488 million in the prior year. Second-quarter 2008 adjusted operating income represented 20.6% of sales, versus 22.2% in the second quarter of 2007.

The second-quarter effective tax rate was 30.8%. Excluding the specified items shown in the attached table, the second-quarter tax rate was 27.0%. The rate was favorably impacted by a greater proportion of income realized in lower tax jurisdictions as a result of favorable foreign exchange rates. In addition, the tax rate benefited from reduced interest rates on accrued tax liabilities.

Second-quarter diluted GAAP earnings per share from continuing operations were $0.49, versus $0.76 in the second quarter last year. The second quarter of 2008 included the following items: decreases of $0.11 for restructuring and asset impairment charges and $0.06 for Covidien’s portion of a Tyco International shareholder settlement. Excluding these items, diluted earnings per share from continuing operations were $0.66, versus $0.68 a year ago.

For the first six months of fiscal 2008, net sales of $4.7 billion were 10% above the $4.3 billion in the prior year, with favorable foreign exchange contributing 5 percentage points to the sales increase. Sales rose 3% in the United States and 18% outside the U.S., with double-digit increases in all international regions.

The Company reported operating income of $860 million in the first six months of fiscal 2008 versus $960 million a year ago. The 2008 operating income for the first six months included charges of $69 million for restructuring and asset impairments, $31 million for Covidien’s portion of a Tyco International shareholder settlement and $12 million for in-process R&D. Excluding these charges, operating income would have been $972 million, representing 20.5% of sales.

The effective tax rate was 26.7% for the first six months of fiscal 2008. Excluding the specified items shown in the attached table, the tax rate for the six months 2008 was 29.4%.

For the first six months of 2008, diluted GAAP earnings per share from continuing operations of $1.38 included the following items: an increase of $0.34 from the Tax Sharing Agreement and decreases of $0.11 for restructuring and asset impairment charges, $0.06 for Covidien’s portion of a Tyco International shareholder settlement, $0.02 for in-process R&D charges and $0.01 for other tax matters that impacted the effective tax rate. Excluding these items, diluted earnings per share from continuing operations were $1.24.

“We are pleased with our second quarter operational results, which met our expectations, though earnings benefited from a lower than expected tax rate,” said President and Chief Executive Officer Richard J. Meelia. “The quarter featured another strong performance for Medical Devices, aided by favorable foreign exchange, and for Imaging Solutions, which reported double-digit operational sales growth. As a result, we are raising our sales guidance for fiscal 2008.

“During the quarter, we again saw the benefit of our earlier investments in selling, marketing and R&D. Our sales growth rate accelerated significantly, particularly outside the U.S., and we launched a number of meaningful new products,” Mr. Meelia said, adding that “Following the close of the quarter, we completed the previously announced divestiture of the Retail Products business.”

Results by business segment follow.

Medical Devices sales climbed 12% in the second quarter to $1.7 billion from $1.5 billion in the second quarter of the previous year. The sales gain was driven by favorable foreign exchange, which contributed 6 percentage points to the increase, as well as by new products and higher volume. Sales in Endomechanical were well above those of a year ago, paced by higher sales in both the United States and Europe. Energy registered strong double-digit growth in the quarter, due to higher sales of vessel sealing and new products, including LigaSure Impact and Hand Switching Atlas. Sales in Soft Tissue Repair were up significantly, aided by a strong U.S. performance for mesh and biosurgery products.

For the first six months of fiscal 2008, Medical Devices sales grew 12% to $3.3 billion from $2.9 billion a year ago. Favorable foreign exchange contributed 7 percentage points to the sales advance.

Imaging Solutions sales rose 17% to $304 million, compared with $259 million in the prior year’s second quarter. Favorable foreign exchange contributed 5 percentage points to the sales increase. Sales growth was broad-based, as both Radiopharmaceuticals and Contrast Products delivered gains at a strong double-digit pace in the quarter. The Radiopharmaceutical increase was aided by favorable comparisons due to last year’s product recall, while Contrast Products benefited from higher volume in the U.S. and Asia, which more than offset pricing pressures in the U.S.

For the six months, Imaging Solutions sales climbed 16% to $595 million, versus $515 million the year before. Favorable foreign exchange contributed 5 percentage points to the sales increase.

Pharmaceutical Products sales in the second quarter were even with a year ago at $239 million. An increase in sales of Active Pharmaceutical Ingredients, driven by higher sales of peptides, was offset by a decline in sales of Dosage products. Within Dosage, sales of branded products were higher, but the increase was more than offset by a decline in sales of generics.

For the six months, Pharmaceutical Products sales were off 1% to $460 million from $464 million last year.

Medical Supplies sales declined 1% to $220 million from $222 million in the second quarter of the previous year, primarily due to lower OEM sales. For the six months, sales of Medical Supplies, at $437 million, were 1% below last year’s $443 million.

FISCAL 2008 OUTLOOK

The Company has updated its fiscal 2008 guidance. This update reflects the stronger first-half performance, due in part to favorable exchange rates. The Company now estimates that sales in the 2008 fiscal year will increase 8% - 11%, including the impact of foreign exchange. Net sales are expected to increase 10% - 13% versus 2007 in the Medical Devices segment, 11% - 14% in Imaging Solutions and 3% - 6% in Pharmaceutical Products. The Company expects sales in Medical Supplies to be about even with those of 2007. Consistent with prior guidance and excluding the impact of one-time items, the operating margin is expected to be in the 20% - 21% range. We now anticipate the effective tax rate will be in the 28% - 31% range for fiscal 2008, excluding the impact of one-time items.

ABOUT COVIDIEN LTD.

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2007 revenue of nearly $9 billion, Covidien has more than 42,000 employees worldwide in 57 countries, and its products are sold in over 130 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Wayde McMillan
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4387
bruce.farmer@covidien.com	wayde.mcmillan@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	Web – Go to Covidien’s website at www.covidien.com. A replay of the call will be available through May 13 at the same website.

•

Telephone – The dial-in number for participants in the United States is (800)-322-5044. For participants outside the United States, the dial-in number is (617)-614-4927. The access code for both numbers is 80983121.

•

Audio replay – The conference call will be available for replay, beginning at 10:30 a.m. ET on May 6, 2008, and ending at 11:59 p.m. on May 13, 2008. The dial-in number for participants in the United States is (888)-286-8010. For participants outside the United States, the replay dial-in number is (617)-801-6888. The replay access code for all callers is 33653329.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted operating income, adjusted earnings per share and adjusted operating margin, that are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation.

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company presents its operating margin forecast before special items to give investors a perspective on the expected underlying business results. Because the Company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the Company’s financial statements, it is difficult to include the impact of those items in the forecast.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, potential environmental liabilities or increased costs after the separation from Tyco International or as a result of the separation. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated and Combined Statements of Income

Quarters Ended March 28, 2008 and March 30, 2007

(dollars in millions, except per share data)

	Quarter Ended March 28, 2008	Percent of Net Sales	Quarter Ended March 30, 2007	Percent of Net Sales
Net sales	$2,426	100.0%	$2,200	100.0%
Cost of products sold	1,155	47.6	1,069	48.6

Gross profit	1,271	52.4	1,131	51.4
Selling, general and administrative expenses	696	28.7	580	26.4
Research and development expenses	75	3.1	63	2.9
Restructuring and asset impairment charges	64	2.6	4	0.2
Shareholder settlement	31	1.3	—	—

Operating income	405	16.7	484	22.0
Interest expense	56	2.3	39	1.8
Interest income	(8)	(0.3)	(10)	(0.5)
Other income, net	(3)	(0.1)	(6)	(0.3)

Income from continuing operations before income taxes	360	14.8	461	21.0
Income taxes	111	4.6	84	3.8

Income from continuing operations	249	10.3	377	17.1
Income from discontinued operations, net of income taxes	(14)	(0.6)	(17)	(0.8)

Net income	$263	10.8	$394	17.9

Basic earnings per share:
Income from continuing operations	$0.50		$0.76
Income from discontinued operations	(0.03)		(0.03)
Net income	0.53		0.79
Diluted earnings per share:
Income from continuing operations	$0.49		$0.76
Income from discontinued operations	(0.03)		(0.03)
Net income	0.52		0.79
Weighted-average number of shares outstanding: (1)
Basic	499		497
Diluted	503		497

(1)

For the quarter ended March 30, 2007, the common shares outstanding immediately following the Separation were used to calculate basic and diluted earnings per share because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended March 28, 2008 and March 30, 2007

(dollars in millions, except per share data)

	Quarter Ended March 28, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$405	$360	$249	$0.49
Adjustments:
Restructuring and asset impairment charges (1)	64	64	53	0.11
Shareholder settlement (2)	31	31	31	0.06
Tax matters	—	—	(1)	—

As adjusted	$500	$455	$332	0.66

(1)	Consists of restructuring charges of $47 million and asset impairment charges of $17 million primarily related to our Medical Devices segment.
(2)	Shareholder settlement charge represents our portion of Tyco International’s legal settlement with the State of New Jersey.

	Quarter Ended March 30, 2007
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$484	$461	$377	$0.76
Adjustments:
Restructuring charges (1)	4	4	3	0.01
Tax matters (2)	—	—	(42)	(0.08)

As adjusted	$488	$465	$338	0.68

(1)	Primarily relates to our Medical Devices segment.
(2)	Primarily relates to the release of deferred tax valuation allowances resulting from changes in non-U.S. tax law.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended March 28, 2008 and March 30, 2007

(dollars in millions)

	Quarters Ended
	March 28, 2008	March 30, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$702	$667	5%	—%	5%
Non-U.S.	961	813	18	12	6

	$1,663	$1,480	12	6	6
Imaging Solutions (1)
United States	$182	$159	14%	—%	14%
Non-U.S.	122	100	22	14	8

	$304	$259	17	5	12
Pharmaceutical Products (1)
United States	$217	$219	(1)%	—%	(1)%
Non-U.S.	22	20	10	—	10

	$239	$239	—	—	—
Medical Supplies (1)
United States	$220	$222	(1)%	—%	(1)%
Non-U.S.	—	—	—	—	—

	$220	$222	(1)	—	(1)
Covidien Ltd. (1)
United States	$1,321	$1,267	4%	—%	4%
Non-U.S.	1,105	933	18	12	6

	$2,426	$2,200	10	5	5

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Quarters Ended March 28, 2008 and March 30, 2007

(dollars in millions)

	Quarters Ended
	March 28, 2008	March 30, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical (1)	$518	$457	13%	8%	5%
Soft Tissue Repair (2)	141	119	18	8	10
Energy (3)	194	154	26	8	18
Oximetry and Monitoring (4)	165	152	9	6	3
Airway and Ventilation (5)	208	192	8	7	1
Vascular (6)	128	114	12	5	7
SharpSafety (7)	116	113	3	2	1
Clinical Care (8)	101	91	11	6	5

Imaging Solutions
Radiopharmaceuticals (9)	$141	$119	18%	4%	14%
Contrast (10)	163	140	16	6	10

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.
(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.
(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.
(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.
(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.
(6)	Vascular includes our compression products and vascular therapy products.
(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.
(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.
(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.
(10)	Contrast includes our contrast delivery systems and contrast agents.

Covidien Ltd.

Consolidated and Combined Statements of Income

Six Months Ended March 28, 2008 and March 30, 2007

(dollars in millions, except per share data)

	Six Months Ended March 28, 2008	Percent of Net Sales	Six Months Ended March 30, 2007	Percent of Net Sales
Net sales	$4,742	100.0%	$4,328	100.0%
Cost of products sold	2,232	47.1	2,081	48.1

Gross profit	2,510	52.9	2,247	51.9
Selling, general and administrative expenses	1,385	29.2	1,136	26.2
Research and development expenses	153	3.2	123	2.8
In-process research & development charges	12	0.3	8	0.2
Restructuring and asset impairment charges	69	1.5	20	0.5
Shareholder settlement	31	0.7	—	—

Operating income	860	18.1	960	22.2
Interest expense	116	2.4	79	1.8
Interest income	(20)	(0.4)	(19)	(0.4)
Other income, net	(183)	(3.9)	(6)	(0.1)

Income from continuing operations before income taxes	947	20.0	906	20.9
Income taxes	253	5.3	197	4.6

Income from continuing operations	694	14.6	709	16.4
Loss (income) from discontinued operations, net of income taxes	11	0.2	(23)	(0.5)

Net income	$683	14.4	$732	16.9

Basic earnings per share:
Income from continuing operations	$1.39		$1.43
Loss (income) from discontinued operations	0.02		(0.04)
Net income	1.37		1.47
Diluted earnings per share:
Income from continuing operations	$1.38		$1.43
Loss (income) from discontinued operations	0.02		(0.04)
Net income	1.36		1.47
Weighted-average number of shares outstanding: (1)
Basic	498		497
Diluted	503		497

(1)

For the six months ended March 30, 2007, the common shares outstanding immediately following the Separation were used to calculate basic and diluted earnings per share because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.

Covidien Ltd.

Non-GAAP Reconciliations

Six Months Ended March 28, 2008 and March 30, 2007

(dollars in millions, except per share data)

	Six Months Ended March 28, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$860	$947	$694	$1.38
Adjustments:
In-process research and development charge (1)	12	12	12	0.02
Restructuring and asset impairment charges (2)	69	69	56	0.11
Shareholder settlement (3)	31	31	31	0.06
Impact of tax sharing agreement resulting from FIN 48 adoption (4)	—	(172)	(172)	(0.34)
Tax matters	—	—	5	0.01

As adjusted	$972	$887	$626	1.24

(1)	Write-off of in-process research and development in connection with the acquisition of Scandius Biomedical, Inc. by our Medical Devices segment.
(2)	Consists of restructuring charges of $52 million and asset impairment charges of $17 million primarily related to our Medical Devices segment.
(3)	Shareholder settlement charge represents our portion of Tyco International’s legal settlement with the State of New Jersey.
(4)	Other income includes the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48.

	Six Months Ended March 30, 2007
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$960	$906	$709	$1.43
Adjustments:
In-process research and development charge (1)	8	8	8	0.02
Restructuring charges (2)	20	20	13	0.03
Tax matters (3)	—	—	(47)	(0.09)

As adjusted	$988	$934	$683	1.37

(1)	Write-off of in-process research and development in connection with the acquisition of Airox S.A. by our Medical Devices segment.
(2)	Primarily related to our Medical Devices segment.
(3)	Primarily relates to the release of deferred tax valuation allowances resulting from changes in non-U.S. tax law.

Covidien Ltd.

Segment and Geographical Sales

Six Months Ended March 28, 2008 and March 30, 2007

(dollars in millions)

	Six Months Ended
	March 28, 2008	March 30, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$1,389	$1,322	5%	—%	5%
Non-U.S.	1,861	1,584	17	11	6

	$3,250	$2,906	12	7	5
Imaging Solutions (1)
United States	$361	$324	11%	—%	11%
Non-U.S.	234	191	23	13	10

	$595	$515	16	5	11
Pharmaceutical Products (1)
United States	$414	$427	(3)%	—%	(3)%
Non-U.S.	46	37	24	5	19

	$460	$464	(1)	—	(1)
Medical Supplies (1)
United States	$437	$443	(1)%	—%	(1)%
Non-U.S.	—	—	—	—	—

	$437	$443	(1)	—	(1)
Covidien Ltd. (1)
United States	$2,601	$2,516	3%	—%	3%
Non-U.S.	2,141	1,812	18	11	7

	$4,742	$4,328	10	5	5

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Six Months Ended March 28, 2008 and March 30, 2007

(dollars in millions)

	Six Months Ended
	March 28, 2008	March 30, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical (1)	$1,018	$899	13%	7%	6%
Soft Tissue Repair (2)	270	237	14	8	6
Energy (3)	379	302	25	6	19
Oximetry and Monitoring (4)	317	295	7	4	3
Airway and Ventilation (5)	393	368	7	7	—
Vascular (6)	257	231	11	5	6
SharpSafety (7)	229	225	2	2	—
Clinical Care (8)	200	181	10	5	5
Imaging Solutions
Radiopharmaceuticals (9)	$276	$237	16%	3%	13%
Contrast (10)	319	278	15	5	10

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.
(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.
(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.
(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.
(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.
(6)	Vascular includes our compression products and vascular therapy products.
(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.
(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.
(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.
(10)	Contrast includes our contrast delivery systems and contrast agents.